    HANSEN, BARNETT & MAXWELL
    A Professional Corporation
  CERTIFIED PUBLIC ACCOUNTANTS

                                                         (801) 532-2200
   Member of AICPA Division of Firms                   Fax (801) 532-7944
          Member of SECPS                         345 East 300 South, Suite 200
Member of Summit International Associates       Salt Lake City, Utah 84111-2693





                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of World Wireless Communications, Inc. We consent to the use therein of our report dated November 21, 1997 with respect to the consolidated financial statements of World Wireless Communications, Inc. and subsidiaries. We also consent to the use therein of our report dated March 4, 1997, except for the second paragraph of Note 2 of the consolidated financial statements as to which the date is September 15, 1997, and except for the sixth paragraph of Note 14 as to which the date is November 21, 1997, with respect to the consolidated financial statements of Digital Radio Communications Corporation and subsidiaries.




                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
January 9, 1998